As filed with the Securities and Exchange Commission on February 2, 1996
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                          ____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                                PPT Vision, Inc.
              (Exact name of registrant as specified in its charter)

         Minnesota                               41-1413345
    (State or other jurisdic-                    (I.R.S. Employer
    tion of incorporation                        Identification No.)
    or organization)

                             10321 West 70th Street
                             Eden Prairie, MN 55344
              (Address of principal executive officers and zip code)
                          ____________________________

               PPT Vision, Inc. 1995 Employee Stock Purchase Plan
                             (Full title of the Plan)
                           ___________________________

                                            COPY TO:
              Joseph C. Christenson         Thomas G. Lovett, Esq.
              President                     Lindquist & Vennum P.L.L.P.
              PPT Vision, Inc.              4200 IDS Tower
              10321 West 70th Street        80 South 8th Street
              Eden Prairie, MN 55344        Minneapolis, MN 55402
              (612) 996-9500                (612) 371-3211
              (Name, address and telephone
              number of agent for service)


            This Form S-8 consists of 21 pages (including exhibits).
                  The index to exhibits is set forth on page 4.
Page 2

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                   Proposed     Proposed
Title of                           Maximum      Maximum
Securities           Amount        Offering     Aggregate        Amount of
to be                 to be         Price       Offering       Registration
Registered          Registered     Per Share     Price              Fee
-----------------------------------------------------------------------------
Common Stock,      19,500 shares    $3.29         $64,155          $22.12
$.10 par value
Common Stock,
$.10 par value    130,500 shares   $17.25(1)   $2,242,500(1)      $773.28
                                                                  -------
                                                                  $795.40
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of the Company's Common Stock on the NASDAQ National
       Market System on January 26, 1996.

                                     PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1995.

     (b) The Definitive Proxy Statement dated January 31, 1996 for the 1996 Annual Meeting of Shareholders.

     (c) The description of the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form 8-A, as amended (File No. 0-11518).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     Section 302A.521 of the Minnesota Statutes and Article 6 of the Company's Bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes require payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     The options that have been granted under the Plan were all granted to employees of the Company and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.  Exhibits.
------------------

Exhibit                                                              Page

 4(a).   PPT Vision, Inc.
         1995 Employee Stock Purchase Plan                             9

 5(a).   Opinion and Consent of Lindquist & Vennum
         as to the legality of the securities being
         registered                                                   20

24(a).   Consent of Lindquist & Vennum P.L.L.P.
         (included in Exhibit 5(a))                                   20

24(b).   Consent of Price Waterhouse L.L.P.,
         Independent Public Accountants                               21

Item 9.  Undertakings.
----------------------

 (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 1, 1996.

                                PPT Vision, Inc.


                                  By:/s/ Joseph C. Christenson
                                     -------------------------
                                     Joseph C. Christenson,
                                     President (Principal Executive
                                     Officer)


                                POWER OF ATTORNEY

     The undersigned officers and directors of PPT Vision, Inc. hereby constitute and appoint Joseph C. Christenson and Larry G. Paulson with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                        Date
-----------------------------------------------------------------------------

/s/ Joseph C. Christenson   President and Director        February 1, 1996
--------------------------  (Principal Executive
Joseph C. Christenson       Officer)


/s/ Larry G. Paulson        Vice President of Research    February 1, 1996
--------------------------  and Development, Secretary
Larry G. Paulson            and Director


/s/ Bruce C. Huber          Director                      February 1, 1996
--------------------------
Bruce C. Huber

/s/ David Malmberg          Director                      February 1, 1996
--------------------------
David Malmberg

/s/ Peter R. Peterson       Director                      February 1, 1996
--------------------------
Peter R. Peterson

/s/ Thomas R. Northenscold  Chief Financial Officer       February 1, 1996
--------------------------
Thomas R. Northenscold

Exhibit 4(a)

                                PPT VISION, INC.

                        1995 Employee Stock Purchase Plan


                                    Section 1

                                     Purpose
                                     -------

     The purpose of this Employee Stock Purchase Plan is to provide a greater community of interest between PPT Vision, Inc. shareholders and its employees, and to facilitate purchase by employees of additional shares of stock in the Company. It is believed the Plan will encourage employees to remain in the employ of the Company and will also permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                                    Section 2

                                   Definitions
                                   -----------

     A.  "Plan" means the 1995 PPT Vision, Inc. Employee Stock Purchase Plan.

     B.  "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Company" means Pattern Processing Technologies, Inc., and any of its subsidiaries (as that term is defined by Section 425(f) of the Code) to which PPT Vision, Inc. and such respective subsidiaries by action of their Boards of Directors shall make this Plan applicable.

     D. "Employee" means any person, including an officer, who is customarily employed twenty (20) hours or more per week and more than five (5) months in a calendar year by the Company.

     E. "Eligible Employee" means an Employee of the Company who is eligible for participation in the Plan in accordance with Section 4.

     F. "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Section 5.

     G.  "Committee" means the committee provided for in Section 11.

     H. The "Commencement Date" of the Plan means June 1, 1995 or such other date established by the Committee.

     I. "Base Pay" means regular straight time earnings annualized as of the date of commencement of a phase excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses, and any other special remuneration.

     J. "Termination Date" shall mean the earlier of (i) the day immediately preceding the one year anniversary of the commencement of a particular phase of the Plan, or (ii) the effective date of any merger or consolidation in which the Company is not the surviving corporation.

     K. "Shares" shall mean common shares of the Company of the par value of $.10, subject to adjustments which may be made in accordance with Sections 16 and 17.

                                    Section 3

                           Term and Phases of the Plan
                           ---------------------------

     A.  The Plan will commence on the Commencement Date and will terminate five
(5) years thereafter. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be null and void unless the shareholders of the Company approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors.

     B. The Plan shall be carried out in five (5) phases, each phase being for a period of one year, or such other length of time as made be determined by the Committee. No phases shall run concurrently. A phase may commence immediately after the termination of the preceding phase. The commencement of each phase shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be cancelled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, Phase 4 and Phase 5.

                                    Section 4

                                   Eligibility
                                   -----------

     A. Any Employee of the Company who has completed at least two (2) weeks of continuous service on or prior to the commencement of a phase of the Plan shall be eligible to participate in the Plan, subject to the limitations imposed by
Section 423 of the Code.

     B. Any Employee who is a member of the Board of Directors of the Company shall be eligible to participate in the Plan.

     C. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

                1. If such Employee, immediately after the option is granted, owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or a parent or a subsidiary of the Company. For purposes of determining share ownership, the rules of Section 425(d) of the Code shall apply, and shares which the Employee may purchase under outstanding options shall be treated as shares owned by the Employee; or

                2. Which permits the Employee to purchase shares under such plans of the Company or a parent or a subsidiary of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                                    Section 5

                                  Participation
                                  -------------

     A. An Eligible Employee may elect to enroll as and become a Participant in any phase of the Plan by completing a payroll deduction authorization on the form provided by the Company and filing it with the personnel office at least seven (7) days prior the date the phase commences.

     B. Payroll deductions for a Participant shall commence on the date when his payroll deduction authorization becomes effective and shall end on the last payday immediately prior to or coinciding with the Termination Date of the particular phase unless sooner terminated by the Participant as provided in
Section 9 or as otherwise provided herein.

     C. A participant who ceases to be an Eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his participation in the Plan and shall have the rights provided in Section 9.

     D.    Participation in the Plan shall be voluntary.


                                    Section 6

                               Payroll Deductions
                               ------------------

     A. Upon enrollment in any particular phase of the Plan, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of the sum of 10% of such Participant's Base Pay for the term of the phase, as determined on the basis of his annual or annualized Base Pay at the commencement of the phase. The minimum authorized payroll deduction shall be $10 per month.

     B. All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. The Participant may not make any separate cash payments into such account.

     C. A Participant may discontinue his participation in the phase and terminate his payroll deduction authorized at any time as provided in Section 9.

     D. A Participant may reduce the amount of his payroll deduction by completing an amended payroll deduction authorization on the form provided and filing it with the personnel office, but no change can be made during a phase of the Plan which would either change the time or increase the rate of his payroll deductions.

                                    Section 7

                         Terms and Conditions of Options
                         -------------------------------

     A. Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall recommend and the Board of Directors shall approve; provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the following terms and conditions.

     B. As of the commencement of a phase when a Participant's payroll deduction authorization becomes effective, the Participant shall be granted an option for as many full shares as he will be able to purchase with the payroll deduction credited to the Participant's account during his participation in the phase, subject to the limitations of Section 10. The maximum number of shares subject to purchase by a Participant shall equal the total amount to be credited to the Participant's account under Section 6 hereof divided by the option price set forth in Section 7, paragraph C.1. hereof.

     C. The option price of shares to be purchased with payroll deductions for an Employee who becomes a Participant as of the commencement of a phase shall be the lower of:

                1. 85% of the fair market value of the shares on the date the phase commences, or

                2. 85% of the fair market value of the shares on the Termination Date of the phase.

     D. The fair market value of the shares shall be determined by the Committee for each valuation date in a manner consistent with Section 423 of the Code.

                                    Section 8

                               Exercise of Option
                               ------------------

     A. Unless a Participant gives written notice to the Company as provided in Section 9, an option for the purchase of shares will be exercised automatically as of the Termination Date of the phase for the purchase of the number of full shares which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable option price, but in no event shall the number of full shares be greater than the number of full shares which the Participant is eligible to purchase under Section 7, paragraph B.

     B. By written notice to the Company within one week prior to the Termination Date of the phase a Participant may elect, effective at the Termination Date, to:

                1. withdraw all the accumulated payroll deductions in the Participant's account at the time, without interest;

                2. exercise his option for a specified number of full shares less than the number of full shares which the accumulated payroll deductions in his account will purchase at the applicable option price, and withdraw the balance in the Participant's account without interest, but in no event shall the number of full shares be greater than the number of full shares to which a Participant is eligible to purchase under Section 7, paragraph B.

                                    Section 9

                        Death, Withdrawal or Termination
                        --------------------------------

     A. In the event of the death of a Participant during any phase of the Plan, the person or persons specified in Section 18 may give notice to the Company within sixty (60) days of the death of the Participant, but in no event later than the end of the period specified in Section 8, paragraph B., electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section C of Section 7 and have the balance in the account distributed in cash without interest. If no such notice is received by the Company within the period described in the preceding sentence, the accumulated payroll deductions will be distributed in cash.

     B. Upon termination of the Participant's employment during any phase of the Plan for any reason other than the death of the Participant, the payroll deductions credited to his account without interest shall be returned to such Participant promptly.

     C. A Participant may withdraw all or any part of the payroll deductions credited to his account under the Plan at any time by giving written notice to the Company. The Participant's payroll deductions credited to his account shall be paid to him promptly after receipt of his notice of withdrawal and no further payroll deductions shall be made from his compensation. Any amounts not withdrawn shall remain in the Participants account.

                                   Section 10

                               Shares Under Option
                               -------------------

     A. The shares to be sold to a Participant under the Plan may, at the election of the Company, be either authorized but unissued shares or shares acquired in the open market by the Company. The maximum number of shares which shall be made available for sale under the Plan shall be 150,000 shares subject to adjustment upon changes in capitalization of the Company as provided in Sections 16 and 17. If the total number of shares for which options are to be granted on any date in accordance with Section 7 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, payroll deductions to be made shall be reduced accordingly and the Committee shall give written notice of such reduction to each Participant affected thereby.

     B. As promptly as practicable after the Termination Date of a phase, the Company shall deliver to each Participant the full shares purchased under exercise of his option, together with a cash payment equal to the balance (without interest) of any payroll deductions credited to his account which were not used for the purchase of shares.

     C. The Participant will have no interest in shares covered by his option until such option has been exercised.

                                   Section 11

                                 Administration
                                 --------------

     The Plan shall be administered by the Board of Directors of the Company, or in its discretion, by a Committee consisting of not less than two (2) members who shall be appointed by the Board of Directors of the Company. Each member of such Committee shall be either a director, an officer or an employee of the Company. Unless the Board of Directors limits the authority delegated to the Committee in its appointment, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any such determination, decision or action of such Committee with respect to any action in connection with the construction, interpretation administration or application of the Plan shall be final, conclusive and binding on all Participants and any and all other persons claiming under or through any Participant. It is provided, however, that the provisions of the Plan shall be construed so as to extend and limit participation in the Plan only in a manner consistent with the requirements of
Section 423 of the Code. For all purposes of this Plan other than this Section 11, references to the Committee shall also refer to the Board of Directors.

                                   Section 12

                              Amendment of the Plan
                              ---------------------

     The Board of Directors of the Company may at any time amend the Plan, except that no amendment may make any change in any option theretofore granted which would adversely affect the rights of any Participant, and no amendment shall be made without prior approval of the shareholders of the Company if such amendment would require sale of more shares than are authorized under Section 10 of the Plan or change the qualifications of Eligible Employees under the Plan.

                                   Section 13

                               Nontransferability
                               ------------------

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, but the Company may treat such act as an election to withdraw funds in accordance with Section 9.

                                   Section 14

                                  Use of Funds
                                  ------------

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such payroll deductions.

                                   Section 15

                                    Interest
                                    --------

     No interest will be paid on any amounts in any Participant's account.

                                   Section 16

                     Changes in Capitalization, Merger, etc.
                     ---------------------------------------

     A. Subject to any required action by the shareholders, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     B. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is the surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his account without interest.

     C. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

                                   Section 17

                              Adjustments to Shares
                              ---------------------

     A. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

     B. Except as hereinbefore expressly provided in Sections 16 and 17, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

     C. The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                   Section 18

                             Beneficiary Designation
                             -----------------------

     A Participant may file a written designation of a beneficiary who may elect to purchase shares or receive cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice delivered to the Company. Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares and cash to such beneficiary in accordance with paragraph A of Section 9. If upon the death of a Participant there is no surviving beneficiary duly designated as above provided, the Company shall deliver accumulated payroll deductions to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) within sixty (60) days following the Participant's death, the Company shall deliver such accumulated payroll deductions to the surviving spouse, if any, as though named as the designated beneficiary hereunder, or if there is no such surviving spouse or child, then to such relatives of the Participant as would be entitled to such amounts, under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company shall not be liable for any distribution made of shares or cash pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

                                   Section 19

                    Registration and Qualification of Shares
                    ----------------------------------------

     The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

                                   Section 20

                               Plan Preconditions
                               ------------------

     The Plan is expressly made subject to (i) the approval by shareholders of the Company, and (ii) at its election, the receipt by the Company from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to counsel, respecting the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to him without interest.


ADOPTED BY BOARD OF DIRECTORS:  January 10, 1995
APPROVED BY SHAREHOLDERS: March 8, 1995

Exhibit 5
---------

                                February 1, 1996





PPT Vision, Inc.
10321 West 70th Street
Eden Prairie, MN 55344

     Re: Opinion of Counsel as to Legality of 150,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 150,000 shares of Common Stock, $.10 par value, of PPT Vision, Inc. (the "Company") offered to employees of the Company pursuant to the PPT Vision, Inc. 1995 Employee Stock Purchase Plan (the "Plan").

     As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 150,000 shares of Common Stock to be offered to employees by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                Very truly yours,

                               LINDQUIST & VENNUM P.L.L.P.

                               /s/Lindquist & Vennum P.L.L.P.
                               ------------------------------

Exhibit 24
----------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the registration statement on Form S-8, with respect to the PPT Vision, Inc. 1995 Employee Stock Purchase Plan of our report dated November 22, 1995 appearing on page 17 of the Annual Report on Form 10-K of PPT Vision, Inc. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 29 of such Annual Report on Form 10-K.

/s/ Price Waterhouse, LLP
-------------------------

PRICE WATERHOUSE, LLP
Minneapolis, Minnesota
February 1, 1996